EXHIBIT B

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Class A common stock, par value $0.001 per share, of Clearwater Analytics Holdings, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed by Warburg Pincus LLC as the designated filer, on behalf of each of the entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:    February 14, 2022

Warburg Pincus LLC

/s/ Harsha Marti
Name:	Harsha Marti
Title:	General Counsel & Managing Director

WP CA Holdco, L.P.

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Vice President and Assistant Secretary of WP CA Holdco GP, LLC, the General Partner of WP CA Holdco, L.P.

WP CA Holdco GP, LLC

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Vice President and Assistant Secretary

Warburg Pincus (Callisto) Global Growth (Cayman), L.P.

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the General Partner of WPP II Cayman., the Managing Member of WP GG Cayman GP LLC, the General Partner of WP GG Cayman GP, the General Partner of Warburg Pincus (Callisto) Global Growth (Cayman), L.P.

Warburg Pincus Financial Sector (Cayman), L.P.

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the General Partner of WPP II Cayman, the Managing Member of WP FS Cayman GP LLC, the General Partner of Warburg Pincus (Cayman) Financial Sector GP, L.P., the General Partner of WP FS

Warburg Pincus (Cayman) Global Growth GP, L.P.

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the General Partner of WPP II Cayman), the Managing Member of WP GG Cayman GP LLC, the General Partner of Warburg Pincus (Cayman) Global Growth GP, L.P.

Warburg Pincus (Cayman) Financial Sector GP, L.P.

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the General Partner of WPP II Cayman., the Managing Member of WP FS Cayman GP LLC, the General Partner of WP FS

Warburg Pincus (Cayman) Global Growth GP LLC

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the General Partner of WPP II Cayman, the Managing Member of WP GG Cayman GP

Warburg Pincus (Cayman) Financial Sector GP LLC

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the General Partner of WPP II Cayman, the Managing Member of WP FS Cayman GP LLC

Warburg Pincus Partners II (Cayman), L.P.

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the General Partner of WPP II Cayman

Warburg Pincus Partners II Holdings (Cayman), L.P.

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the Managing Member of WPP II Administrative, the General Partner of WPP II Holdings Cayman

WPP II Administrative (Cayman), LLC

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory of Warburg (Bermuda), the Managing Member of WPP II Administrative

Warburg Pincus (Bermuda) Private Equity GP Ltd.

/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory